Exhibit 99.1

FOR IMMEDIATE RELEASE July 20, 2021

For more information

Trisha Voltz Carlson, EVP, Investor Relations Manager

504.299.5208 or trisha.carlson@hancockwhitney.com

Hancock Whitney reports second quarter 2021 EPS of $1.00

Results include $42.2 million net, or $.37 per share after tax, of nonoperating items

GULFPORT, Miss. (July 20, 2021) — Hancock Whitney Corporation (Nasdaq: HWC) today announced its financial results for the second quarter of 2021. Net income for the second quarter of 2021 was $88.7 million, or $1.00 per diluted common share (EPS), compared to $107.2 million, or $1.21 per diluted common share, in the first quarter of 2021. The company reported a net loss for the second quarter of 2020 of $117.1 million, or ($1.36) per diluted common share resulting from a COVID-19 reserve build and the sale of $497 million of energy loans. The second quarter of 2021 included $42.2 million, or $0.37 per share after-tax, of net nonoperating items. The items include the previously announced branch closures (20), subordinated debt redemption and Voluntary Early Retirement Program (VERP), plus the cost associated with an additional 18 branch closures and a 200-position reduction in force. These costs were partially offset by a gain on the sale of Mastercard class B common stock (Mastercard stock). The first quarter of 2021 and second quarter of 2020 did not include any nonoperating items.

Second Quarter 2021 Highlights

•	Net income of $88.7 million, or $1.00 per diluted share, down $18.5 million, or $0.21 per share
•	Results include $42.2 million, or $0.37 per share after tax, of net nonoperating items
•	Pre-provision net revenue (PPNR) totaled $137.2 million, up $5.7 million, or 4%, linked-quarter
•	Negative provision for credit losses of $17.2 million resulted from a $27.7 million reserve release and $10.5 million in net charge-offs
•	Allowance for Credit Losses (ACL) remained strong at 2.03%
•	Nonperforming loans declined 24% and criticized commercial loans declined 5%
•	Net interest margin (NIM) compressed 13 basis points (bps) to 2.96%, mainly from the impact of excess liquidity driven by PPP forgiveness and deposit growth
•	TCE ratio 7.70%, up 44 bps
•	Loans declined $516.3 million linked-quarter; net PPP forgiveness of $928.1 million partially offset by core loan growth of $411.8 million
•	Deposits increased $62.6 million linked-quarter, mainly from continued pandemic-related PPP and stimulus deposit funding

“I am very pleased to report a continuation of improving performance as solid second quarter operating results either met or exceeded expectations for the quarter,” said John M. Hairston,

President and CEO. “Growth in core loans (excluding PPP) exceeded expectations as our bankers and support teams worked diligently to close business, with our full workforce returning to the office. Elevated levels of excess liquidity continue to compress our margin, however, net interest income remained flat given our ongoing efforts to minimize the impact of today’s rate environment. As our markets have re-opened, economic activity has picked up as evidenced by the growth in fee income. Further, we completed most of our expense and efficiency initiatives during the quarter, leading to a linked-quarter increase in pre-provision, net revenue (PPNR) of $6 million, or 4%. We reported another modest reserve release and negative provision for credit losses as our credit metrics improved once again this quarter. Our capital remains solid, and with materially all expense initiatives announced, and one-time expenses accounted for, we are looking toward the future with a relentless focus and determination designed to improve performance and value.”

Loans

Loans totaled $21.1 billion at June 30, 2021, down $516.3 million, or 2%, linked-quarter. During the quarter, $1.033 billion in PPP loans were forgiven and $104.9 million in new PPP loans were originated under the extended CARES Act program. Core loans increased $411.8 million related to loan production in the eastern and western regions within our geographic footprint, growth in equipment finance and healthcare, fewer than expected payoffs, and a stabilization of line utilization rates. Indirect and energy loans continue to runoff, with no new production planned, and residential mortgage payoffs continued in low rate environment.

Average loans totaled $21.4 billion for the second quarter of 2021, down $356.5 million, or 2%, linked-quarter.

Management expects core loans to be up $200 to $300 million in the third quarter of 2021, and to double to $400 to $600 million in the fourth quarter of 2021, as opportunities for growth are anticipated to improve.

Deposits

Total deposits at June 30, 2021 were $29.3 billion, up $62.6 million, or less than 1%, from March 31, 2021. Excess liquidity related to stimulus and other pandemic-related client funds contributed to the second quarter of 2021’s level of deposits.

DDAs totaled $13.4 billion at June 30, 2021, up $231.5 million, or 2%, from March 31, 2021 and comprised 46% of total period-end deposits at June 30, 2021. Interest-bearing transaction and savings deposits totaled $11.3 billion at the end of the second quarter of 2021, up $108.3 million, or 1%, linked-quarter. Compared to March 31, 2021, time deposits of $1.4 billion were down $285.5 million, or 17%. Interest-bearing public fund deposits, remained relatively flat linked-quarter at $3.2 billion.

Average deposits for the second quarter of 2021 were $29.2 billion, up $1.1 billion, or 4%, linked-quarter.

Asset Quality

The total allowance for credit losses (ACL) was $429.2 million at June 30, 2021, down $27.7 million from March 31, 2021. During the second quarter of 2021, the company recorded a negative provision for credit losses of $17.2 million, compared to a negative provision of $4.9 million in the first quarter of 2021. Net charge-offs totaled $10.5 million in the second quarter of 2021, or 0.20% of average total loans on an annualized basis, down from $18.3 million, or 0.34% of average total loans in the first quarter of 2021. The ratio of ACL to period-end loans was 2.03% (2.17% excluding PPP loans) at June 30, 2021, compared to 2.11% (2.35% excluding PPP loans) at March 31, 2021.

The company’s overall asset quality metrics continued to improve with commercial criticized and total nonperforming loans down 5% and 24%, respectively, linked-quarter. Nonperforming assets (NPAs) totaled $97.6 million at June 30, 2021, down $26.6 million, or 21%, from March 31, 2021. During the second quarter of 2021, total nonperforming loans decreased $27.4 million, or 24%, while ORE and foreclosed assets were virtually flat linked-quarter. Nonperforming assets as a percent of total loans, ORE and other foreclosed assets was 0.46% at June 30, 2021, down 11 bps from March 31, 2021.

Net Interest Income and Net Interest Margin (NIM)

Net interest income (TE) for the second quarter of 2021 was $237.5 million, virtually unchanged from the first quarter of 2021.

The net interest margin (NIM) was 2.96% in the second quarter of 2021, a decline of 13 bps linked-quarter. Factors driving NIM compression include a change in earning asset mix and yield (-11 bps), a change in net interest recoveries on nonaccrual loans (-3 bps), and lower purchase accounting accretion (-3 bps), partially offset by the net impact of lower deposit costs (+4 bps).

Average earning assets were $32.2 billion for the second quarter of 2021, up $1.2 billion, or 4%, from the first quarter of 2021.

Management expects continued NIM compression in the third quarter of 2021, however, net interest income should remain relatively stable.

Noninterest Income

Noninterest income totaled $94.3 million for the second quarter of 2021, up $7.2 million, or 8%, from the first quarter of 2021. Improvement was noted in many fee categories as local economic activity continues to rebound and consumer spending increases. Nonoperating income of $2.8 million related to the sale of Mastercard stock is included in total noninterest income. Adjusting for this item, noninterest income totaled $91.5 million, up $4.4 million, or 5%, linked-quarter.

Service charges on deposits were up $0.2 million, or 1%, from the first quarter of 2021, related to the impact of increased activity, while bankcard and ATM fees were up $2.4 million, or 13%, from the first quarter of 2021, mainly due to an additional day in the second quarter and improving economic activity.

Investment and annuity income and insurance fees were down $0.1 million, or 2%, linked-quarter. Trust fees were up $1.3 million, or 9% linked-quarter, primarily from annual tax preparation fees and increased activity.

Fees from secondary mortgage operations totaled $12.6 million for the second quarter of 2021, up $0.8 million, or 7%, linked-quarter, mainly from the impact of a diversification in delivery methods.

Other noninterest income totaled $18.2 million, up $2.6 million, or 16%, from the first quarter of 2021. The increase in other noninterest income is primarily due to the gain on the sale of Mastercard stock, noted above.

Noninterest Expense & Taxes

Noninterest expense totaled $236.8 million, up $43.7 million, or 23% linked-quarter. As noted last quarter, our focus on expense control in light of the current environment was enhanced, with initiatives put in place to improve overall efficiency. These initiatives included closing financial centers, offering an early retirement package to a select group of employees and reducing headcount via attrition. Also included in nonoperating expenses are the impact of the planned October 2021 closure of an additional 18 financial centers and the elimination of 200 positions companywide (reduction in force). Excluding these items, operating expense was down $1.3 million, or 1%, linked-quarter.

Personnel expense totaled $142.7 million in the second quarter of 2021, up $23.0 million, or 19%, from the first quarter of 2021. This total includes $25.3 million in nonoperating items associated with expense initiatives noted above. Excluding the nonoperating items, personnel expense was down $2.3 million, or 2%, linked-quarter. mainly related to the savings associated with the voluntary early retirement program.

Occupancy and equipment expense totaled $17.3 million in the second quarter of 2021, down $0.3 million, or 2%, from the first quarter of 2021. Amortization of intangibles totaled $4.2 million for the second quarter of 2021, down $0.2 million, or 4%, linked-quarter.

Gains on sales of ORE and other foreclosed assets exceeded expenses by $0.1 million in the second quarter of 2021, compared to an expense of virtually zero in the first quarter of 2021.

Other expense totaled $72.6 million in the second quarter of 2021, up $21.3 million, or 41%, linked-quarter. Included in the total was $19.6 million of nonoperating items, mostly related to the efficiency initiative expenses noted above.

The effective income tax rate for second quarter 2021 was 19%. The effective income tax rate continues to be less than the statutory rate due primarily to tax-exempt income and tax credits.

Capital

Common stockholders’ equity at June 30, 2021 totaled $3.6 billion, up $146 million, or 4%, from March 31, 2021. The tangible common equity (TCE) ratio was 7.70%, up 44 bps from March 31, 2021, mainly the result of earnings and increased OCI, partially offset by dividends. The company remains well capitalized, with both bank and holding company capital levels in excess of required regulatory minimums. The company’s CET1 ratio is estimated to be 10.98% at June 30, 2021.

Conference Call and Slide Presentation

Management will host a conference call for analysts and investors at 4:00 p.m. Central Time on Tuesday, July 20, 2021 to review the results. A live listen-only webcast of the call will be available under the Investor Relations section of Hancock Whitney’s website at investors.hancockwhitney.com. A link to the release with additional financial tables, and a link to a slide presentation related to second quarter results are also posted as part of the webcast link. To participate in the Q&A portion of the call, dial 866-270-1533 or 412-317-0797.

An audio archive of the conference call will be available under the Investor Relations section of our website. A replay of the call will also be available through July 25, 2021 by dialing 877-344-7529 or 412-317-0088, access code 10157723.

About Hancock Whitney

Since the late 1800s, Hancock Whitney has embodied core values of Honor & Integrity, Strength & Stability, Commitment to Service, Teamwork, and Personal Responsibility. Hancock Whitney offices and financial centers in Mississippi, Alabama, Florida, Louisiana, and Texas offer comprehensive financial products and services, including traditional and online banking; commercial and small business banking; private banking; trust and investment services; healthcare banking; certain insurance services; and mortgage services. The company also operates a loan production office in Nashville, Tennessee. BauerFinancial, Inc., the nation’s leading independent bank rating and analysis firm, consistently recommends Hancock Whitney as one of America’s most financially sound banks. More information is available at www.hancockwhitney.com.

Non-GAAP Financial Measures

This news release includes non-GAAP financial measures to describe Hancock Whitney’s performance. These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. The reconciliations of those measures to GAAP measures are provided either in the financial tables or in Appendix A thereto.

Consistent with the provisions of subpart 229.1400 of the Securities and Exchange Commission’s Regulation S-K, “Disclosures by Bank and Savings and Loan Registrants,” the company presents net interest income, net interest margin and efficiency ratios on a fully taxable equivalent (“TE”) basis. The TE basis adjusts for the tax-favored status of net interest income from certain loans and investments using the statutory federal tax rate to increase tax-exempt interest income to a taxable equivalent basis. The company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

The company presents certain additional non-GAAP financial measures to assist the reader with a better understanding of the company’s performance period over period, as well as to provide investors with assistance in understanding the success management has experienced in executing its strategic initiatives. These non-GAAP measures may reference the concept “operating.” The company uses the term “operating” to describe a financial measure that excludes income or expense considered to be nonoperating in nature. Items identified as nonoperating are those that, when excluded from a reported financial measure, provide management or the reader with a measure that may be more indicative of forward-looking trends in the company’s business.

Important Cautionary Statement about Forward-Looking Statements

This news release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements that we may make include statements regarding our expectations of our performance and financial condition, balance sheet and revenue growth, the provision for credit losses, loan growth expectations, management’s predictions about charge-offs for loans, the impact of the COVID-19 pandemic on the economy and our operations, the adequacy of our enterprise risk management framework, the impact of future business combinations on our performance and financial condition, including our ability to successfully integrate the businesses, success of revenue-generating initiatives, the effectiveness of derivative financial instruments and hedging activities to manage risks, projected tax rates, increased cybersecurity risks, including potential business disruptions or financial losses, the adequacy of our internal controls over financial reporting, the financial impact of regulatory requirements and tax reform legislation, the impact of the change in the referenced rate reform, deposit trends, credit quality trends, the impact of PPP loans and forgiveness on our results, changes in interest rates, inflation, net interest margin trends, future expense levels (including the impact of the Voluntary Employee Retirement Program), future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts, accretion levels and expected returns.

Given the many unknowns and risks being heavily weighted to the downside, our forward-looking statements are subject to the risk that conditions will be substantially different than we are currently expecting. If efforts to contain and inoculate our population against COVID-19, and other variants thereof, are unsuccessful and restrictions on movement are imposed, the economic impact could continue to be substantial. The COVID-19 outbreak and its consequences, including responsive measures to manage it, have had and are likely to continue to have an adverse effect, possibly materially, on our business and financial performance by adversely affecting, possibly materially, the demand and profitability of our products and services, the valuation of assets and our ability to meet the needs of our customers.

In addition, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook,” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties. Any forward-looking statement made in this release is subject to the safe harbor protections set forth in the Private Securities Litigation Reform Act of 1995. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and in other periodic reports that we file with the SEC.

HANCOCK WHITNEY CORPORATION
FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended			Six Months Ended
(dollars and common share data in thousands, except per share amounts)	6/30/2021	3/31/2021	6/30/2020	6/30/2021	6/30/2020
NET INCOME
Net interest income	$234,643	$234,587	$237,866	$469,230	$469,054
Net interest income (TE) (a)	237,497	237,509	241,114	475,006	475,750
Provision for credit losses	(17,229)	(4,911)	306,898	(22,140)	553,691
Noninterest income	94,272	87,089	73,943	181,361	158,330
Noninterest expense	236,770	193,072	196,539	429,842	399,874
Income tax expense (benefit)	20,656	26,343	(74,556)	46,999	(98,076)
Net income (loss)	$88,718	$107,172	$(117,072)	$195,890	$(228,105)
For informational purposes - included above, pre-tax
Nonoperating item included in noninterest income:
Gain on sale of Mastercard Class B common stock	$2,800	$—	$—	$2,800	$—
Nonoperating items included in noninterest expense:
Efficiency initiatives	40,812	—	—	40,812	—
Loss on redemption of subordinated notes	4,165	—	—	4,165	—
Provision for credit loss associated with energy loan sale	—	—	160,101	—	160,101
PERIOD-END BALANCE SHEET DATA
Loans	$21,148,530	$21,664,859	$22,628,377	$21,148,530	$22,628,377
Securities	8,633,133	8,005,990	6,381,803	8,633,133	6,381,803
Earning assets	32,075,450	32,134,637	30,134,790	32,075,450	30,134,790
Total assets	35,098,709	35,072,643	33,215,400	35,098,709	33,215,400
Noninterest-bearing deposits	13,406,385	13,174,911	11,759,085	13,406,385	11,759,085
Total deposits	29,273,107	29,210,520	27,322,268	29,273,107	27,322,268
Common stockholders' equity	3,562,901	3,416,903	3,316,157	3,562,901	3,316,157
AVERAGE BALANCE SHEET DATA
Loans	$21,388,814	$21,745,298	$22,957,032	$21,566,071	$22,095,524
Securities (b)	8,194,812	7,468,541	6,129,616	7,833,682	6,139,524
Earning assets	32,195,515	31,015,637	30,013,829	31,608,834	28,822,240
Total assets	35,165,684	34,078,200	33,136,706	34,624,947	31,900,154
Noninterest-bearing deposits	13,237,796	12,374,235	10,989,921	12,808,401	9,876,640
Total deposits	29,228,809	28,138,763	26,702,622	28,686,797	25,514,932
Common stockholders' equity	3,488,592	3,441,466	3,465,617	3,465,159	3,487,672
COMMON SHARE DATA
Earnings (loss) per share - diluted	$1.00	$1.21	$(1.36)	$2.20	$(2.64)
Cash dividends per share	0.27	0.27	0.27	0.54	0.54
Book value per share (period-end)	41.03	39.38	38.41	41.03	38.41
Tangible book value per share (period-end)	30.27	28.57	27.38	30.27	27.38
Weighted average number of shares - diluted	86,990	86,805	86,301	86,932	86,744
Period-end number of shares	86,847	86,777	86,342	86,847	86,342
Market data
High sales price	$50.69	$47.37	$28.50	$50.69	$44.24
Low sales price	40.25	32.52	14.88	32.52	14.32
Period-end closing price	44.44	42.01	21.20	44.44	21.20
Trading volume	25,570	28,963	48,174	54,533	98,564
PERFORMANCE RATIOS
Return on average assets	1.01%	1.28%	(1.42)%	1.14%	(1.44)%
Return on average common equity	10.20%	12.63%	(13.59)%	11.40%	(13.15)%
Return on average tangible common equity	13.94%	17.38%	(18.75)%	15.63%	(18.13)%
Tangible common equity ratio (c)	7.70%	7.26%	7.33%	7.70%	7.33%
Net interest margin (TE)	2.96%	3.09%	3.23%	3.02%	3.31%
Noninterest income as a percent of total revenue (TE)	28.41%	26.83%	23.47%	27.63%	24.97%
Efficiency ratio (d)	57.01%	58.12%	60.74%	57.56%	61.41%
Average loan/deposit ratio	73.18%	77.28%	85.97%	75.18%	86.60%
Allowance for loan losses as a percentage of period-end loans	1.89%	1.96%	1.96%	1.89%	1.96%
Allowance for credit losses as a percent of period-end loans (e)	2.03%	2.11%	2.12%	2.03%	2.12%
Annualized net charge-offs to average loans	0.20%	0.34%	5.30%	0.27%	3.15%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	415.00%	354.09%	222.37%	415.00%	222.37%
FTE headcount	3,626	3,926	4,196	3,626	4,196

(a) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

(b) Average securities does not include unrealized holding gains/losses on available for sale securities.

(c) The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.

(d) The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating items.

(e) The allowance for credit losses includes the allowance for loan and lease losses and the reserve for unfunded lending commitments.

HANCOCK WHITNEY CORPORATION
QUARTERLY FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended
(dollars and common share data in thousands, except per share amounts)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
NET INCOME
Net interest income	$234,643	$234,587	$238,286	$235,183	$237,866
Net interest income (TE) (a)	237,497	237,509	241,401	238,372	241,114
Provision for credit losses	(17,229)	(4,911)	24,214	24,999	306,898
Noninterest income	94,272	87,089	82,350	83,748	73,943
Noninterest expense	236,770	193,072	193,144	195,774	196,539
Income tax expense (benefit)	20,656	26,343	(297)	18,802	(74,556)
Net income (loss)	$88,718	$107,172	$103,575	$79,356	$(117,072)
For informational purposes - included above, pre-tax
Nonoperating item included in noninterest income:
Gain on sale of Mastercard Class B common stock	$2,800	$—	$—	$—	$—
Nonoperating items included in noninterest expense:
Efficiency initiatives	40,812	—	—	—	—
Loss on redemption of subordinated notes	4,165	—	—	—	—
Provision for credit loss associated with energy loan sale	—	—	—	—	160,101
PERIOD-END BALANCE SHEET DATA
Loans	$21,148,530	$21,664,859	$21,789,931	$22,240,204	$22,628,377
Securities	8,633,133	8,005,990	7,356,497	7,056,276	6,381,803
Earning assets	32,075,450	32,134,637	30,616,277	30,179,103	30,134,790
Total assets	35,098,709	35,072,643	33,638,602	33,193,324	33,215,400
Noninterest-bearing deposits	13,406,385	13,174,911	12,199,750	11,881,548	11,759,085
Total deposits	29,273,107	29,210,520	27,697,877	27,030,659	27,322,268
Common stockholders' equity	3,562,901	3,416,903	3,439,025	3,375,644	3,316,157
AVERAGE BALANCE SHEET DATA
Loans	$21,388,814	$21,745,298	$22,065,672	$22,407,825	$22,957,032
Securities (b)	8,194,812	7,468,541	6,921,099	6,389,214	6,129,616
Earning assets	32,195,515	31,015,637	29,875,531	29,412,261	30,013,829
Total assets	35,165,684	34,078,200	33,067,462	32,685,430	33,136,706
Noninterest-bearing deposits	13,237,796	12,374,235	11,759,755	11,585,617	10,989,921
Total deposits	29,228,809	28,138,763	27,040,447	26,763,795	26,702,622
Common stockholders' equity	3,488,592	3,441,466	3,406,646	3,351,593	3,465,617
COMMON SHARE DATA
Earnings (loss) per share - diluted	$1.00	$1.21	$1.17	$0.90	$(1.36)
Cash dividends per share	0.27	0.27	0.27	0.27	0.27
Book value per share (period-end)	41.03	39.38	39.65	39.07	38.41
Tangible book value per share (period-end)	30.27	28.57	28.79	28.11	27.38
Weighted average number of shares - diluted	86,990	86,805	86,657	86,400	86,301
Period-end number of shares	86,847	86,777	86,728	86,400	86,342
Market data
High sales price	$50.69	$47.37	$34.89	$22.23	$28.50
Low sales price	40.25	32.52	18.59	17.42	14.88
Period-end closing price	44.44	42.01	34.02	18.81	21.20
Trading volume	25,570	28,963	27,564	32,139	48,174
PERFORMANCE RATIOS
Return on average assets	1.01%	1.28%	1.25%	0.97%	(1.42)%
Return on average common equity	10.20%	12.63%	12.10%	9.42%	(13.59)%
Return on average tangible common equity	13.94%	17.38%	16.74%	13.14%	(18.75)%
Tangible common equity ratio (c)	7.70%	7.26%	7.64%	7.53%	7.33%
Net interest margin (TE)	2.96%	3.09%	3.22%	3.23%	3.23%
Noninterest income as a percentage of total revenue (TE)	28.41%	26.83%	25.44%	26.00%	23.47%
Efficiency ratio (d)	57.01%	58.12%	58.23%	59.29%	60.74%
Average loan/deposit ratio	73.18%	77.28%	81.60%	83.72%	85.97%
Allowance for loan losses as a percentage of period-end loans	1.89%	1.96%	2.07%	2.02%	1.96%
Allowance for credit losses as a percentage of period-end loans (e)	2.03%	2.11%	2.20%	2.16%	2.12%
Annualized net charge-offs to average loans	0.20%	0.34%	0.44%	0.43%	5.30%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	415.00%	354.09%	305.20%	234.89%	222.37%
FTE headcount	3,626	3,926	3,986	4,058	4,196

(a) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

(b) Average securities does not include unrealized holding gains/losses on available for sale securities.

(c) The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.

(d) The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating items.

(e) The allowance for credit losses includes the allowance for loan and lease losses and the reserve for unfunded lending commitments.

HANCOCK WHITNEY CORPORATION
INCOME STATEMENT
(Unaudited)

	Three Months Ended			Six Months Ended
(dollars in thousands, except per share data)	6/30/2021	3/31/2021	6/30/2020	6/30/2021	6/30/2020
NET INCOME
Interest income	$248,300	$250,785	$266,342	$499,085	$543,685
Interest income (TE) (f)	251,154	253,707	269,590	504,861	550,381
Interest expense	13,657	16,198	28,476	29,855	74,631
Net interest income (TE)	237,497	237,509	241,114	475,006	475,750
Provision for credit losses	(17,229)	(4,911)	306,898	(22,140)	553,691
Noninterest income	94,272	87,089	73,943	181,361	158,330
Noninterest expense	236,770	193,072	196,539	429,842	399,874
Income (loss) before income taxes	109,374	133,515	(191,628)	242,889	(326,181)
Income tax expense (benefit)	20,656	26,343	(74,556)	46,999	(98,076)
Net income (loss)	$88,718	$107,172	$(117,072)	$195,890	$(228,105)
For informational purposes - included above, pre-tax
Nonoperating item included in noninterest income:
Gain on sale of Mastercard Class B common stock	$2,800	$—	$—	$2,800	$—
Nonoperating items included in noninterest expense:
Efficiency initiatives	40,812	—	—	40,812	—
Loss on redemption of subordinated notes	4,165	—	—	4,165	—
Provision for credit loss associated with energy loan sale	—	—	160,101	—	160,101
NONINTEREST INCOME
Service charges on deposit accounts	$19,381	$19,146	$15,518	$38,527	$38,355
Trust fees	16,307	15,003	14,160	31,310	28,966
Bank card and ATM fees	20,483	18,120	15,957	38,603	33,319
Insurance and investment commissions, and annuity fees	7,331	7,458	5,366	14,789	12,516
Secondary mortgage market operations	12,556	11,710	9,808	24,266	15,861
Other income	18,214	15,652	13,134	33,866	29,313
Total noninterest income	$94,272	$87,089	$73,943	$181,361	$158,330
NONINTEREST EXPENSE
Personnel expense	$142,654	$119,615	$120,409	$262,269	$233,958
Net occupancy and equipment expense	17,347	17,691	18,311	35,038	35,450
Other real estate and foreclosed assets expense (income), net	(86)	6	(460)	(80)	9,670
Other expense	72,610	51,341	53,110	123,951	110,282
Amortization of intangibles	4,245	4,419	5,169	8,664	10,514
Total noninterest expense	$236,770	$193,072	$196,539	$429,842	$399,874
COMMON SHARE DATA
Earnings (loss) per share:
Basic	$1.00	$1.21	$(1.36)	$2.21	$(2.64)
Diluted	1.00	1.21	(1.36)	2.20	(2.64)

(f) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

HANCOCK WHITNEY CORPORATION
INCOME STATEMENT
(Unaudited)

	Three Months Ended
(dollars in thousands, except per share data)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
NET INCOME
Interest income	$248,300	$250,785	$257,253	$257,043	$266,342
Interest income (TE) (f)	251,154	253,707	260,368	260,232	269,590
Interest expense	13,657	16,198	18,967	21,860	28,476
Net interest income (TE)	237,497	237,509	241,401	238,372	241,114
Provision for credit losses	(17,229)	(4,911)	24,214	24,999	306,898
Noninterest income	94,272	87,089	82,350	83,748	73,943
Noninterest expense	236,770	193,072	193,144	195,774	196,539
Income (loss) before income taxes	109,374	133,515	103,278	98,158	(191,628)
Income tax expense (benefit)	20,656	26,343	(297)	18,802	(74,556)
Net income (loss)	$88,718	$107,172	$103,575	$79,356	$(117,072)
For informational purposes - included above, pre-tax
Nonoperating item included in noninterest income:
Gain on sale of Mastercard Class B common stock	$2,800	$—	$—	$—	$—
Nonoperating items included in noninterest expense:
Efficiency initiatives	40,812	—	—	—	—
Loss on redemption of subordinated notes	4,165	—	—	—	—
Provision for credit loss associated with energy loan sale	—	—	—	—	160,101
NONINTEREST INCOME
Service charges on deposit accounts	$19,381	$19,146	$19,864	$18,440	$15,518
Trust fees	16,307	15,003	14,801	14,424	14,160
Bank card and ATM fees	20,483	18,120	17,590	17,222	15,957
Investment and insurance commissions, and annuity fees	7,331	7,458	5,826	5,988	5,366
Secondary mortgage market operations	12,556	11,710	11,508	12,875	9,808
Other income	18,214	15,652	12,761	14,799	13,134
Total noninterest income	$94,272	$87,089	$82,350	$83,748	$73,943
NONINTEREST EXPENSE
Personnel expense	$142,654	$119,615	$112,245	$117,856	$120,409
Net occupancy and equipment expense	17,347	17,691	17,805	18,546	18,311
Other real estate and foreclosed assets expense (income), net	(86)	6	367	(482)	(460)
Other expense	72,610	51,341	58,113	55,066	53,110
Amortization of intangibles	4,245	4,419	4,614	4,788	5,169
Total noninterest expense	$236,770	$193,072	$193,144	$195,774	$196,539
COMMON SHARE DATA
Earnings (loss) per share:
Basic	$1.00	$1.21	$1.17	$0.90	$(1.36)
Diluted	1.00	1.21	1.17	0.90	(1.36)

(f) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

HANCOCK WHITNEY CORPORATION

PERIOD-END BALANCE SHEET

(Unaudited)

(dollars in thousands)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
ASSETS
Commercial non-real estate loans	$9,532,710	$10,091,342	$9,986,983	$10,257,788	$10,465,280
Commercial real estate - owner occupied loans	2,809,868	2,795,104	2,857,445	2,779,407	2,762,259
Total commercial and industrial loans	12,342,578	12,886,446	12,844,428	13,037,195	13,227,539
Commercial real estate - income producing loans	3,419,028	3,411,028	3,357,939	3,406,554	3,350,299
Construction and land development loans	1,295,036	1,122,141	1,065,057	1,096,149	1,128,959
Residential mortgage loans	2,412,459	2,488,792	2,665,212	2,754,388	2,877,316
Consumer loans	1,679,429	1,756,452	1,857,295	1,945,918	2,044,264
Total loans	21,148,530	21,664,859	21,789,931	22,240,204	22,628,377
Loans held for sale	90,002	124,677	136,063	103,566	364,416
Securities	8,633,133	8,005,990	7,356,497	7,056,276	6,381,803
Short-term investments	2,203,785	2,339,111	1,333,786	779,057	760,194
Earning assets	32,075,450	32,134,637	30,616,277	30,179,103	30,134,790
Allowance for loan losses	(399,668)	(424,360)	(450,177)	(448,674)	(442,638)
Goodwill and other intangible assets	933,681	937,926	942,345	946,958	951,746
Other assets	2,489,246	2,424,440	2,530,157	2,515,937	2,571,502
Total assets	$35,098,709	$35,072,643	$33,638,602	$33,193,324	$33,215,400
LIABILITIES
Noninterest-bearing deposits	$13,406,385	$13,174,911	$12,199,750	$11,881,548	$11,759,085
Interest-bearing transaction and savings deposits	11,308,744	11,200,412	10,413,870	9,971,869	9,605,254
Interest-bearing public fund deposits	3,206,799	3,198,523	3,234,936	3,176,225	3,326,033
Time deposits	1,351,179	1,636,674	1,849,321	2,001,017	2,631,896
Total interest-bearing deposits	15,866,722	16,035,609	15,498,127	15,149,111	15,563,183
Total deposits	29,273,107	29,210,520	27,697,877	27,030,659	27,322,268
Short-term borrowings	1,516,508	1,652,747	1,667,513	1,906,895	1,754,875
Long-term debt	248,052	397,583	378,322	385,887	386,269
Other liabilities	498,141	394,890	455,865	494,239	435,831
Total liabilities	31,535,808	31,655,740	30,199,577	29,817,680	29,899,243
COMMON STOCKHOLDERS' EQUITY
Common stock net of treasury and capital surplus	2,080,486	2,073,658	2,067,450	2,064,828	2,057,153
Retained earnings	1,439,553	1,374,688	1,291,506	1,211,878	1,156,278
Accumulated other comprehensive income (loss)	42,862	(31,443)	80,069	98,938	102,726
Total common stockholders' equity	3,562,901	3,416,903	3,439,025	3,375,644	3,316,157
Total liabilities & stockholders' equity	$35,098,709	$35,072,643	$33,638,602	$33,193,324	$33,215,400
For informational purposes only - included above
SBA Paycheck Protection Program (PPP) loans	$1,417,523	$2,345,605	$2,005,237	$2,323,691	$2,286,963
CAPITAL RATIOS
Tangible common equity	$2,629,220	$2,478,977	$2,496,680	$2,428,686	$2,364,411
Tier 1 capital (g)	2,691,980	2,622,973	2,534,049	2,446,382	2,377,935
Common equity as a percentage of total assets	10.15%	9.74%	10.22%	10.17%	9.98%
Tangible common equity ratio	7.70%	7.26%	7.64%	7.53%	7.33%
Leverage (Tier 1) ratio (g)	7.83%	7.89%	7.88%	7.70%	7.37%
Common equity tier 1 (CET1) ratio (g)	10.98%	11.00%	10.61%	10.30%	9.78%
Tier 1 risk-based capital ratio (g)	10.98%	11.00%	10.61%	10.30%	9.78%
Total risk-based capital ratio (g)	12.94%	13.60%	13.22%	12.92%	12.36%

(g) Estimated for most recent period-end. Regulatory capital ratios reflect the election to use the five-year transition rules for the adoption of ASC 326, commonly referred to as Current Expected Credit Loss, or CECL.

HANCOCK WHITNEY CORPORATION

AVERAGE BALANCE SHEET

(Unaudited)

	Three Months Ended			Six Months Ended
(in thousands)	6/30/2021	3/31/2021	6/30/2020	6/30/2021	6/30/2020
ASSETS
Commercial non-real estate loans	$9,889,904	$10,053,333	$10,791,206	$9,971,167	$9,969,340
Commercial real estate - owner occupied loans	2,782,362	2,839,135	2,767,291	2,810,622	2,751,213
Total commercial and industrial loans	12,672,266	12,892,468	13,558,497	12,781,789	12,720,553
Commercial real estate - income producing loans	3,420,781	3,367,954	3,240,564	3,394,483	3,173,192
Construction and land development loans	1,140,065	1,073,843	1,132,744	1,107,137	1,126,739
Residential mortgage loans	2,442,956	2,600,492	2,923,247	2,521,289	2,946,104
Consumer loans	1,712,746	1,810,541	2,101,980	1,761,373	2,128,936
Total loans	21,388,814	21,745,298	22,957,032	21,566,071	22,095,524
Loans held for sale	89,638	111,753	89,935	100,634	65,126
Securities (h)	8,194,812	7,468,541	6,129,616	7,833,682	6,139,524
Short-term investments	2,522,251	1,690,045	837,246	2,108,447	522,066
Earning assets	32,195,515	31,015,637	30,013,829	31,608,834	28,822,240
Allowance for loan losses	(418,753)	(451,830)	(425,844)	(435,200)	(333,604)
Goodwill and other intangible assets	935,737	940,074	954,252	937,893	956,876
Other assets	2,453,185	2,574,319	2,594,469	2,513,420	2,454,642
Total assets	$35,165,684	$34,078,200	$33,136,706	$34,624,947	$31,900,154
LIABILITIES AND COMMON STOCKHOLDERS' EQUITY
Noninterest-bearing deposits	$13,237,796	$12,374,235	$10,989,921	$12,808,401	$9,876,640
Interest-bearing transaction and savings deposits	11,315,790	10,795,991	9,387,292	11,057,326	9,092,887
Interest-bearing public fund deposits	3,208,718	3,211,077	3,320,338	3,209,891	3,286,286
Time deposits	1,466,505	1,757,460	3,005,071	1,611,179	3,259,119
Total interest-bearing deposits	15,991,013	15,764,528	15,712,701	15,878,396	15,638,292
Total deposits	29,228,809	28,138,763	26,702,622	28,686,797	25,514,932
Short-term borrowings	1,661,015	1,688,368	2,254,731	1,674,616	2,202,447
Long-term debt	371,892	396,731	276,891	384,243	254,165
Other liabilities	415,376	412,872	436,845	414,132	440,938
Common stockholders' equity	3,488,592	3,441,466	3,465,617	3,465,159	3,487,672
Total liabilities & stockholders' equity	$35,165,684	$34,078,200	$33,136,706	$34,624,947	$31,900,154
For informational purposes only - included above
SBA Paycheck Protection Program (PPP) loans	$2,043,032	$2,191,284	$1,727,797	$2,116,748	$863,898

(h) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION

AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY

(Unaudited)

	Three Months Ended
	6/30/2021			3/31/2021			6/30/2020
(dollars in millions)	Average Balance	Interest	Rate	Average Balance	Interest	Rate	Average Balance	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (i)	$17,233.1	$149.3	3.47%	$17,334.3	$155.9	3.65%	$17,931.8	$165.3	3.71%
Residential mortgage loans	2,443.0	23.9	3.92%	2,600.5	24.7	3.79%	2,923.2	28.4	3.89%
Consumer loans	1,712.7	21.0	4.92%	1,810.5	21.4	4.79%	2,102.0	25.3	4.85%
Loan fees & late charges	—	16.5	0.00%	—	13.4	0.00%	—	11.8	0.00%
Total loans (TE) (j) (k)	21,388.8	210.7	3.95%	21,745.3	215.4	4.01%	22,957.0	230.8	4.04%
Loans held for sale	89.6	0.6	2.90%	111.8	0.7	2.41%	90.0	0.6	2.89%
US Treasury and government agency securities	291.0	1.2	1.67%	214.5	0.9	1.77%	127.1	0.8	2.31%
CMOs and mortgage backed securities	6,961.4	31.0	1.78%	6,307.9	29.4	1.86%	5,128.2	30.4	2.37%
Municipals (TE)	930.1	6.8	2.94%	934.5	6.8	2.93%	866.3	6.6	3.06%
Other securities	12.3	0.1	3.64%	11.6	0.1	4.07%	8.0	0.1	4.31%
Total securities (TE) (l)	8,194.8	39.1	1.91%	7,468.5	37.2	2.00%	6,129.6	37.9	2.47%
Total short-term investments	2,522.3	0.7	0.11%	1,690.0	0.4	0.10%	837.2	0.3	0.11%
Average earning assets yield (TE)	$32,195.5	$251.1	3.13%	$31,015.6	$253.7	3.30%	$30,013.8	$269.6	3.61%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$11,315.8	$2.7	0.10%	$10,796.0	$3.4	0.13%	$9,387.3	$4.4	0.19%
Time deposits	1,466.5	1.7	0.47%	1,757.4	3.0	0.69%	3,005.1	11.9	1.60%
Public funds	3,208.7	2.6	0.33%	3,211.1	2.8	0.36%	3,320.3	6.3	0.76%
Total interest-bearing deposits	15,991.0	7.0	0.18%	15,764.5	9.2	0.24%	15,712.7	22.6	0.58%
Short-term borrowings	1,661.0	1.6	0.37%	1,688.4	1.5	0.36%	2,254.7	2.3	0.40%
Long-term debt	371.9	5.0	5.42%	396.7	5.5	5.48%	276.9	3.6	5.19%
Total borrowings	2,032.9	6.6	1.30%	2,085.1	7.0	1.34%	2,531.6	5.9	0.93%
Total interest-bearing liabilities cost	18,023.9	13.6	0.30%	17,849.6	16.2	0.37%	18,244.3	28.5	0.63%
Net interest-free funding sources	14,171.6			13,166.0			11,769.5
Total cost of funds	32,195.5	13.6	0.17%	31,015.6	16.2	0.21%	30,013.8	28.5	0.38%
Net Interest Spread (TE)		$237.5	2.82%		$237.5	2.94%		$241.1	2.98%
Net Interest Margin (TE)	$32,195.5	$237.5	2.96%	$31,015.6	$237.5	3.09%	$30,013.8	$241.1	3.23%

(i) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

(j) Includes nonaccrual loans.

(k) Included in interest income is net purchase accounting accretion of $1.6 million, $3.5 million and $3.7 million for the three months ended June 30, 2021, March 31, 2021 and June 30, 2020, respectively.

(l) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION
AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY
(Unaudited)

	Six Months Ended
	6/30/2021			6/30/2020
(dollars in millions)	Average Balance	Interest	Rate	Average Balance	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (i)	$17,283.4	$305.1	3.56%	$17,020.5	$347.9	4.11%
Residential mortgage loans	2,521.3	48.6	3.85%	2,946.1	57.9	3.93%
Consumer loans	1,761.4	42.4	4.85%	2,128.9	54.7	5.17%
Loan fees & late charges	—	29.9	0.00%	—	11.2	0.00%
Total loans (TE) (j) (k)	21,566.1	426.0	3.98%	22,095.5	471.7	4.29%
Loans held for sale	100.6	1.3	2.63%	65.1	1.3	3.91%
US Treasury and government agency securities	253.0	2.2	1.71%	125.9	1.5	2.34%
CMOs and mortgage backed securities	6,636.5	60.4	1.82%	5,133.8	61.7	2.40%
Municipals (TE)	932.3	13.7	2.93%	871.8	13.4	3.06%
Other securities	11.9	0.2	3.85%	8.0	0.2	4.30%
Total securities (TE) (l)	7,833.7	76.5	1.95%	6,139.5	76.8	2.50%
Total short-term investments	2,108.4	1.1	0.10%	522.1	0.6	0.26%
Average earning assets yield (TE)	$31,608.8	$504.9	3.21%	$28,822.2	$550.4	3.83%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$11,057.3	$6.1	0.11%	$9,092.9	$17.1	0.38%
Time deposits	1,611.2	4.7	0.59%	3,259.1	27.4	1.69%
Public funds	3,209.9	5.5	0.34%	3,286.3	17.1	1.04%
Total interest-bearing deposits	15,878.4	16.3	0.21%	15,638.3	61.6	0.79%
Short-term borrowings	1,674.6	3.1	0.37%	2,202.4	6.7	0.61%
Long-term debt	384.2	10.5	5.45%	254.2	6.3	5.00%
Total borrowings	2,058.8	13.6	1.32%	2,456.6	13.0	1.07%
Total interest-bearing liabilities cost	17,937.2	29.9	0.33%	18,094.9	74.6	0.83%
Net interest-free funding sources	13,671.6			10,727.3
Total cost of funds	31,608.8	29.9	0.19%	28,822.2	74.6	0.52%
Net Interest Spread (TE)		$475.0	2.88%		$475.8	3.00%
Net Interest Margin (TE)	$31,608.8	$475.0	3.02%	$28,822.2	$475.8	3.31%

(i) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

(j) Includes nonaccrual loans.

(k) Included in interest income is net purchase accounting accretion of $5.1 million and $9.9 million for the six months ended June 30, 2021 and 2020, respectively.

(l) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION

ASSET QUALITY INFORMATION

(Unaudited)

	Three Months Ended			Six Months Ended
(dollars in thousands)	6/30/2021	3/31/2021	6/30/2020	6/30/2021	6/30/2020
Nonaccrual loans (m)	$83,551	$108,434	$183,979	$83,551	$183,979
Restructured loans - still accruing	3,830	6,320	9,848	3,830	9,848
Total nonperforming loans	87,381	114,754	193,827	87,381	193,827
ORE and foreclosed assets	10,201	9,467	18,724	10,201	18,724
Total nonperforming assets	$97,582	$124,221	$212,551	$97,582	$212,551
Nonperforming assets as a percentage of loans, ORE and foreclosed assets	0.46%	0.57%	0.94%	0.46%	0.94%
Accruing loans 90 days past due (n)	$8,925	$5,090	$5,230	$8,925	$5,230
Accruing loans 90 days past due as a percentage of loans	0.04%	0.02%	0.02%	0.04%	0.02%
Nonperforming assets + accuring loans 90 days past due to loans, ORE and foreclosed assets	0.50%	0.60%	0.96%	0.50%	0.96%
PROVISION AND ALLOWANCE FOR CREDIT LOSSES
Allowance for Loan Losses:
Beginning balance	$424,360	$450,177	$426,003	$450,177	$191,251
Cumulative effect of change in accounting principle (o)	—	—	—	—	49,411
Provision for loan losses	(14,194)	(7,563)	319,319	(21,757)	548,424
Charge-offs	(15,822)	(22,104)	(305,917)	(37,926)	(353,655)
Recoveries	5,324	3,850	3,233	9,174	7,207
Net charge-offs	(10,498)	(18,254)	(302,684)	(28,752)	(346,448)
Ending Balance	$399,668	$424,360	$442,638	$399,668	$442,638
Reserve for Unfunded Lending Commitments:
Beginning balance	$32,559	$29,907	$48,992	$29,907	$3,974
Cumulative effect of change in accounting principle (o)	—	—	—	—	27,330
Provision for losses on unfunded lending commitments	(3,035)	2,652	(12,421)	(383)	5,267
Ending Balance	$29,524	$32,559	$36,571	$29,524	$36,571
Total Allowance for Credit Losses	$429,192	$456,919	$479,209	$429,192	$479,209
Total Provision for Credit Losses	$(17,229)	$(4,911)	$306,898	$(22,140)	$553,691
Allowance for loan losses as a percentage of period-end loans	1.89%	1.96%	1.96%	1.89%	1.96%
Allowance for credit losses as a percentage of period-end loans	2.03%	2.11%	2.12%	2.03%	2.12%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	415.00%	354.09%	222.37%	415.00%	222.37%
NET CHARGE-OFF INFORMATION
Net charge-offs (recoveries)
Commercial & real estate loans	$9,257	$16,206	$299,365	$25,463	$338,874
Residential mortgage loans	(133)	(97)	(549)	(230)	(620)
Consumer loans	1,374	2,145	3,868	3,519	8,194
Total net charge-offs	$10,498	$18,254	$302,684	$28,752	$346,448
Net charge-offs (recoveries) as a percentage of average loans
Commercial & real estate loans	0.22%	0.38%	6.71%	0.30%	4.00%
Residential mortgage loans	(0.02)%	(0.02)%	(0.08)%	(0.02)%	(0.04)%
Consumer loans	0.32%	0.48%	0.74%	0.40%	0.77%
Total net charge-offs as a percentage of average loans	0.20%	0.34%	5.30%	0.27%	3.15%
For informational purposes - included above
Provision for credit loss associated with energy loan sale	$—	$—	$160,101	$—	$160,101
Charge-offs associated with energy loan sale	—	—	242,628	—	242,628

(m) Included in nonaccrual loans are nonaccruing restructured loans totaling $6.8 million, $7.2 million and $55.2 million at 6/30/2021, 3/31/2021 and 6/30/2020, respectively.

(n) Excludes 90+ accruing loan troubled debt restructured loans already reflected in total nonperforming loans of $1.8 million at 3/31/2021.

(o) Represents the increase in the allowance upon the 1/1/20 adoption of ASC 326, commonly referred to as Current Expected Credit Losses, or CECL.

HANCOCK WHITNEY CORPORATION

ASSET QUALITY INFORMATION

(Unaudited)

	Three Months Ended
(dollars in thousands)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Nonaccrual loans (m)	$83,551	$108,434	$139,879	$171,462	$183,979
Restructured loans - still accruing	3,830	6,320	4,262	9,115	9,848
Total nonperforming loans	87,381	114,754	144,141	180,577	193,827
ORE and foreclosed assets	10,201	9,467	11,648	11,640	18,724
Total nonperforming assets	$97,582	$124,221	$155,789	$192,217	$212,551
Nonperforming assets as a percentage of loans, ORE and foreclosed assets	0.46%	0.57%	0.71%	0.86%	0.94%
Accruing loans 90 days past due (n)	$8,925	$5,090	$3,361	$10,439	$5,230
Accruing loans 90 days past due as a percentage of loans	0.04%	0.02%	0.02%	0.05%	0.02%
Nonperforming assets + accruing loans 90 days past due to loans, ORE and foreclosed assets	0.50%	0.60%	0.73%	0.91%	0.96%
PROVISION AND ALLOWANCE FOR CREDIT LOSSES:
Allowance for loan losses	$399,668	$424,360	$450,177	$448,674	$442,638
Reserve for unfunded lending commitments	29,524	32,559	29,907	31,526	36,571
Total allowance for credit losses	$429,192	$456,919	$480,084	$480,200	$479,209
Total provision for credit losses	$(17,229)	$(4,911)	$24,214	$24,999	$306,898
Allowance for loan losses as a percentage of period-end loans	1.89%	1.96%	2.07%	2.02%	1.96%
Allowance for credit losses as a percentage of period-end loans	2.03%	2.11%	2.20%	2.16%	2.12%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	415.00%	354.09%	305.20%	234.89%	222.37%
NET CHARGE-OFF INFORMATION
Net charge-offs (recoveries)
Commercial & real estate loans	$9,257	$16,206	$22,141	$23,210	$299,365
Residential mortgage loans	(133)	(97)	(166)	(288)	(549)
Consumer loans	1,374	2,145	2,355	1,086	3,868
Total net charge-offs	$10,498	$18,254	$24,330	$24,008	$302,684
Net charge-offs (recoveries) as a percentage of average loans
Commercial & real estate loans	0.22%	0.38%	0.51%	0.52%	6.71%
Residential mortgage loans	(0.02)%	(0.02)%	(0.02)%	(0.04)%	(0.08)%
Consumer loans	0.32%	0.48%	0.49%	0.22%	0.74%
Total net charge-offs as a percentage of average loans	0.20%	0.34%	0.44%	0.43%	5.30%
AVERAGE LOANS
Commercial & real estate loans	$17,233,112	$17,334,265	$17,429,975	$17,607,186	$17,931,805
Residential mortgage loans	2,442,956	2,600,492	2,732,483	2,807,568	2,923,247
Consumer loans	1,712,746	1,810,541	1,903,214	1,993,071	2,101,980
Total average loans	$21,388,814	$21,745,298	$22,065,672	$22,407,825	$22,957,032
For informational purposes - included above
Provision for credit loss associated with energy loan sale	$—	$—	$—	$—	$160,101
Charge-offs associated with energy loan sale	—	—	—	—	242,628

(m) Included in nonaccrual loans are nonaccruing restructured loans totaling $6.8 million, $7.2 million, $21.6 million, $39.9 million and $55.2 million at 6/30/2021, 3/31/2021, 12/31/2020, 9/30/2020 and 6/30/2020, respectively.

(n) Excludes 90+ accruing loan troubled debt restructured loans already reflected in total nonperforming loans of $1.8 million at 3/31/2021.

HANCOCK WHITNEY CORPORATION

Appendix A to the Earnings Release

Reconciliation of Non-GAAP Measures

TOTAL REVENUE (TE) AND PRE-PROVISION NET REVENUE (TE)

	Three Months Ended					Six Months Ended
(in thousands)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	6/30/2021	6/30/2020
Net interest income	$234,643	$234,587	$238,286	$235,183	$237,866	$469,230	$469,054
Noninterest income	94,272	87,089	82,350	83,748	73,943	181,361	158,330
Total revenue	328,915	321,676	320,636	318,931	311,809	650,591	627,384
Taxable equivalent adjustment (p)	2,854	2,922	3,115	3,189	3,248	5,776	6,696
Nonoperating revenue	(2,800)	—	—	—	—	(2,800)	—
Operating revenue (TE)	328,969	324,598	323,751	322,120	315,057	653,567	634,080
Noninterest expense	(236,770)	(193,072)	(193,144)	(195,774)	(196,539)	(429,842)	(399,874)
Nonoperating expense	44,977	—	—	—	—	44,977	—
Operating pre-provision net revenue (TE)	$137,176	$131,526	$130,607	$126,346	$118,518	$268,702	$234,206

(p) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.